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                                                                Exhibit 99.B11

                         [McGLADREY & PULLEN, LLP LOGO]


                            McGLADREY & PULLEN, LLP
                            -----------------------
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


                        CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our reports dated November 27, 1996 on the financial statements of PIC Growth Fund (formerly PIC Institutional Growth
Fund), PIC Small Company Growth Fund (formerly PIC Institutional Small Cap
Fund) and PIC Balanced Fund (formerly PIC Institutional Balanced Fund), series of PIC Investment Trust; and to our reports on the financial statements of PIC Growth Portfolio, PIC Balanced Portfolio and PIC Small Cap Portfolio referred to therein respectively, and which are incorporated by reference in Post-Effective Amendment No. 14 to the Registration Statement as filed with the Securities and Exchange Commission.


     We also consent to the reference to our Firm in each Prospectus under the caption "Financial Highlights."



                                                /s/ McGladrey & Pullen, LLP


New York, New York

February 13, 1997